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                                                                    EXHIBIT 21.1

                         CYTRX CORPORATION SUBSIDIARIES


                                                            Percentage
        Name of Subsidiary         State of Incorporation  of Ownership
        -------------------------  ----------------------  ------------

        Custom Adjuvants, Inc.           Georgia               100%

        Proceutics, Inc.                 Delaware              100%

        CytRx Animal Health, Inc.        Delaware              100%

        Vaxcel, Inc.                     Delaware              87.5%
